Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ronald J. Kramer, Chief Executive Officer and President of Griffon Corporation, hereby certify that the Form 10-Q of Griffon Corporation for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

/s/ Ronald J. Kramer

Name: Ronald J. Kramer

Date: May 11, 2009

I, Patrick L. Alesia, Chief Financial Officer of Griffon Corporation, hereby certify that the Form 10-Q of Griffon Corporation for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

/s/ Patrick L. Alesia

Name: Patrick L. Alesia

Date: May 11, 2009

A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.